UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K/A

                             CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES ACT OF 1934

       Date of Report (Date of Earliest Event Reported): 02-25-2004

                                 ONECAP
                           -----------------
          (Exact name of registrant as specified in its charter)


Commission File Number: 0-31369


          Nevada                                     88-0429535
------------------------------------      ----------------------------------
(State or other jurisdiction               (IRS Employer Identification No.)
of incorporation or organization)


                5440 Sahara Ave., 3rd Floor, Las Vegas, NV 89146
                ------------------------------------------------
                    (Address of principal executive offices)


                    Issuer's telephone number: (702) 948-8800








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ITEM 1.

   On February 25, 2004, the Company entered into a a five (5) year Executive Employment Agreement (the "Agreement") with Vincent W. Hesser, an individual ("Executive"), as more fully described in Exhibit 10.1, included with the initial Form 8-K filed on March 3, 2004.

   Under the terms of the Agreement, Executive shall receive shares of common stock of OneCap (the "Stock Based Compensation") which stock shall be vested with Executive in equal installments at a rate of 250,000 shares per year for the term of the Agreement or a total of five (5) years subject to risk of forfeiture. In the event that Executive leaves the Company or substantially abandons his duties as set forth in the Agreement, Executive shall be obliged to forgo his right and ownership of any stock not yet vested and shall be obliged therefore to sell back to the Company any stock received that has not yet been vested at a purchase price payable by the Company of $0.10 (ten cents) per share (the "Repurchase Price") regardless of its value. In the event that Executive terminates his employ or is terminated for cause prior to the expiration of the five (5) year term of this Agreement, Executive shall be obliged to remit any unvested shares back to the Company for the Repurchase Price. Executive is issued all of the Stock based Compensation upon execution of the Agreement. Executive may not transfer any shares received thereunder until such time as such shares are deemed vested.

Taking into account the consummation of this Employment Agreement in accordance with the fulfilment of its full term of five years, the following tamble reflects the beneficial ownership of the Company.

   Name of Beneficial Owner	  	  No. Shares	   Percent of Class
                                           Common
  -------------------------------------------------------------------------
     Steven Molasky	                     722,857  		28.47%
     Vincent Hesser	                   1,530,214  		60.27%
                                  -----------------------------------------
 	  Total	                     	   2,253,071 		88.74%

The address of each Beneficial owner is the Company's Corporate Address.






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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)    Financial Statements of Business Acquired

Not Applicable


(b)    Pro Forma Financial Information

Not Applicable


(c)  Exhibits

     10.1 Employment Agreement. Dated Febraury 25, 2004. Submitted with Form 8-K filed on March 3, 2004.























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                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 11, 2004                 ONECAP
                                    ---------
                                   (Registrant)


                            By:  /s/ Vincent W. Hesser
				-----------------------
				Vincent W. Hesser
				President and Chief Executive Officer
































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